UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2006
Linn Energy, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-51719	65-1177591
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

650 Washington Road, 8th Floor
Pittsburgh, Pennsylvania	15228
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (412) 440-1400
NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On May 24, 2006, Linn Energy, LLC (the “Company”) received a Nasdaq Staff Determination letter indicating that the Company failed to comply with the filing requirements for continued listing set forth in Marketplace Rule 4310(c)(14) because the Company had not yet filed its Quarterly Report on Form 10-Q for the period ended March 31, 2006 (the “Form 10-Q”). As a result, the Company’s units are subject to delisting from The Nasdaq Stock Market. The Company has scheduled a hearing for June 1, 2006 before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the Staff’s determination. Pending a decision by the Panel, the Company’s units will remain listed on The Nasdaq Stock Market. The Company is working diligently to complete the Form 10-Q and expects to be able to file such report by June 30, 2006.
As previously disclosed, the Company determined on March 31, 2006 that a restatement of its financial statements for the period from March 14, 2003 (inception) through December 31, 2003 and for the year ended December 31, 2004 was required. On May 31, 2006, the Company filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 containing the restated financial statements for such prior periods.
On May 31, 2006, the Company issued a press release announcing its receipt of the Nasdaq Staff Determination letter, a copy of which is filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 8.01 Other Events.
The Company has obtained a waiver from its lenders under its credit facility for a 30-day extension through June 30, 2006 with regard to its covenant to provide the administrative agent under the facility with annual audited financial statements and quarterly financial statements.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated May 31, 2006 of Linn Energy LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Linn Energy, LLC

Date: May 31, 2006	/s/ Kolja Rockov

Kolja Rockov
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press release dated May 31, 2006 of Linn Energy, LLC.